Registration No. 33-94882
    As filed with the Securities and Exchange Commission on January 30, 1997
         U.S. Securities and Exchange Commission, Washington, D.C. 20549
                                 POST EFFECTIVE
                               AMENDMENT NO. 1 TO
                        FORM SB-2 REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                           HOMEOWNERS FINANCIAL CORP.
                 (Name of small business issuer in its charter)

   Delaware                         6162                         13-2747380
(State or other               (Primary Standard                 (IRS Employer
jurisdiction of            Industrial Classification           Identification
incorporation or                 Code Number)                      Number)
 organization)

                                        Mr. Christian W. Pfluger, III, President
    Homeowners Financial Corp.                      Homeowners Financial Corp.
    2075 West Big Beaver Road                       2075 West Big Beaver Road
    Suite 550                                       Suite 550
    Troy, Michigan 48084                            Troy, Michigan 48084
       (800) 723-6001                                  (800) 723-6001
   (Address and telephone number of                (Name, address and telephone
registrant's principal executive offices         number of agent for service)
    and principal place of business)

                                   COPIES TO:

    Richard Feiner, Esq.                            Lawrence Nusbaum, Esq.
    John B. Lowy, P.C.                              Gusrae, Kaplan & Bruno
    645 Fifth Avenue, Suite 403                     120 Wall Street, 11th Floor
    New York, New York  10022                       New York, NY 10005
Phone (212) 371-7799 Fax (212) 371-8527  Phone (212) 269-1400 Fax (212) 809-5449
    (Counsel for Registrant)                     (Counsel for Underwriter)

     Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ] ___

     If this Form is a  post-effective  amendment  filed pursuant to Rule 462(c)
under  the  Securities  Act of  1933,  check  the  following  box and  list  the
Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ] ___

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[ ]

The registrant hereby deregisters all of the securities of the registrant previously registered in the original Registration Statement on Form SB-2, as amended, except for the following securities: 558,276 Shares of Common Stock and 1,263,601 Class A Warrants; 1,263,601 shares of Common Stock issuable upon exercise of the Class A Warrants; Underwriter's Warrants to purchase an aggregate of 55,828 shares of Common Stock and 126,360 A Warrants; 126,360 A Warrants issuable upon exercise of the Underwriter's Warrants; 55,828 shares of Common Stock issuable upon exercise of the Underwriter's Warrants; and 126,360 shares of Common Stock issuable upon exercise of the A Warrants contained in the Underwriter's Warrants.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post Effective Amendment No. 1 to the Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized in the State of Michigan, City of Troy, on the 30th day of January, 1997.

                      HOMEOWNERS FINANCIAL CORP.


                  By   /s/ Christian W. Pfluger III
                       ----------------------------
                       Christian W. Pfluger III, President,
                       Chief Executive Officer


                  By   /s/ Joseph W. Traxler
                       ---------------------
                      Joseph W. Traxler, Treasurer (Principal
                      Financial and Accounting Officer)

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURES                                TITLE                      DATE


/s/ Christian W. Pfluger III             Director               January 30, 1997
----------------------------
 Christian W. Pfluger III


    *                                    Director               January 30, 1997
-------------------------------
 Henry B. Leshman


    *                                    Director               January 30, 1997
-------------------------------
 Mori A. Schweitzer


    *                                    Director               January 30, 1997
-------------------------------
 Leonard L. Rosen


    *                                    Director               January 30, 1997
-------------------------------
 Stephen M. Savage

* By:  /s/ Christian W. Pfluger III
       ----------------------------
       Christian W. Pfluger III
         (Attorney-in-fact)